EXHIBIT 10.2

PHASE 2 STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is dated as of May 31, 2020 by and between Ahmad Hizar Bin Sainol Abdin (“Ahmad”), Toh Kok Soon (“Toh”), and Lim Jun Hao (“Lim” and collectively with Ahmad and Toh, the “Sellers”) and Toga Limited, a Nevada corporation (the “Buyer”).

RECITALS

WHEREAS, pursuant to that certain Stock Purchase Agreement, of even date herewith, between Eostre Sdn. Bhd., a Malaysia corporation (the “Corporation”), Hamidah Bibi A/P Seraj Din, Ahmad, the Buyer, Toh and Lim (including all exhibits attached thereto, collectively, the “Stock Purchase Agreement”), ordinary shares of the Corporation were paid for by Buyer and issued to the Sellers in the following amounts:

Name	Stock Purchased in Stock Purchase Agreement	Ownership
		No. of shares	%
Toga Limited	1,000,000	1,000,000	20%
Toh Kok Soon	1,000,000	1,000,000	20%
Lim Jun Hao	1,250,000	1,250,000	25%
Ahmad Hizar Bin Sainol Abdin	1,750,000	1,750,000	35%
TOTAL	5,000,000	5,000,000	100%

WHEREAS, pursuant to the Stock Purchase Agreement, Buyer acquired 1,000,000 ordinary shares, or 20%, of the issued and outstanding ordinary shares of the Corporation, and Sellers acquired, in aggregate, 4,000,000 ordinary shares, or 80%, of the issued and outstanding ordinary shares of the Corporation (the “Stock”).

WHEREAS, in connection with Buyer’s payment for the Stock in the Stock Purchase Agreement, the Buyer and the Seller executed:

1.	Promissory notes in favor of the Buyer signed by each of Toh, Lim and Ahmad, secured by each of their shares of the Corporation, respectively (the “Promissory Notes”).

2.	Pledge and security agreements in favor of the Buyer signed by each of Toh, Lim and Ahmad, pledging each of their shares of the Corporation, respectively, to the Buyer.

3.	Stock Powers in favor of the Buyer signed by each of Toh, Lim and Ahmad, covering each of their shares of the Corporation, respectively.

4.	Irrevocable proxies in favor of the Buyer signed by each of Toh, Lim and Ahmad, to vote each of their shares of the Corporation, respectively, as directed by the Buyer.

WHEREAS, the Sellers desire to sell all of the Stock to Buyer and Buyer desires to purchase such Stock so that it will own 100% of the issued and outstanding ordinary shares of the Corporation.

WHEREAS, neither Hamidah, Ahmad, Toh or Lim, nor any of their respective affiliates (collectively, the “Insiders”), shall be entitled to receive any profit in connection with their share ownership of the Corporation.

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WHEREAS, the Insiders shall only be entitled to reimbursement from the Corporation for their out-of-pocket costs and expenses actually incurred in connection with set-up or maintenance of the Corporation’s business, less any amounts already received directly or indirectly from the Buyer or its affiliates, plus $1.00 US.

WHEREAS, the Buyer and Sellers have entered into this Agreement where, after certain conditions precedent are satisfied, Sellers shall sell all of their shares of the Corporation to Buyer, in exchange for the full satisfaction and cancellation of each of their respective Promissory Notes executed in favor of Buyer.

WHEREAS, the parties desire to enter into this Agreement to effectuate, among other things, the above intentions.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, agreements, covenants and warranties hereinafter set forth, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Incorporation of Recitals. The recitals set forth above shall be incorporated by this reference and made part of this Agreement.

2. Sale and Purchase of Stock. Sellers hereby sell, transfer, assign and deliver all right, title and interest in and to 100% of the Stock to Buyer free and clear of all liens, encumbrances, security interests, pledges, options, claims and rights of others of any nature whatsoever at Closing (as hereinafter defined), as full satisfaction for all principal and accrued interest under the Promissory Notes.

3. Closing. The closing (“Closing”) of the purchase and sale of the Stock contemplated hereunder shall take place on the date that all regulatory approvals necessary for the sale of the Stock from the Sellers to the Buyer have been obtained, to the sole satisfaction of Buyer, including, but not limited to, those regulatory approvals which would allow the 100% ownership by a non-Malaysian entity for a Malaysian corporation licensed to engage in the Corporation’s direct selling business. At the Closing:

(a) Sellers shall deliver to Buyer share certificates representing the Stock being sold hereunder, duly executed on behalf of the Corporation and registered to the name of Buyer.

(b) Buyer shall cancel the Promissory Notes as fully satisfied and of no further force or effect.

4. Representations and Warranties of Seller. Sellers represent and warrant to Buyer as follows:

(a) The Corporation (i) is a corporation duly organized, validly existing and in good standing under the laws of Malaysia; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; (iii) is duly qualified, licensed to do business, and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” shall mean any effect on the business, operations, properties or financial condition of the Corporation that is material and adverse to the Corporation and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Corporation to enter into and perform any of its obligations under this Agreement. For the purpose of this Agreement, “business” shall include operating a business in the “direct sales” space, subject to the Malaysian Direct Sales and Anti-Pyramid Scheme Act 1993.

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(b) All permits, licenses, franchises, approvals, registrations, certificates, variances, and similar rights obtained, or required to be obtained, from governmental authorities (collectively, "Permits") that are required for the Corporation to conduct its business, have been obtained and are valid and in full force and effect. The AJL Direct Selling License attached to the Stock Purchase Agreement as Exhibit 21 (the “License”) was issued to the Corporation on November 22, 2019 will expire on November 21, 2021. Such license will not lapse, terminate, or expire as a result of the performance of this Agreement, or the consummation of the transactions contemplated hereby. Neither the Corporation nor any of the Sellers is in material default under, or material violation of, the License. Regarding the License, under all applicable laws of Malaysia:

(i) The License is valid for a multi-level marketing company such as the Corporation.

(ii) The Corporation can renew the License each year.

(iii) The License can be amended, without material issues or costs, to sell all products previously sold by Toga in Malaysia under the “Eostre” brand.

(iv) The License can be amended, without material issues or costs, to sell products through a direct marketing network using the “Eostre” business model planned by Toh and Toga.

(v) All of the above in Section 5(b)(i)-(iv) shall be and remain true and correct in all material respects both before and after:

(1) the planned sale of the Stock in this Agreement, and

(2) the planned sale of the Corporation’s ordinary shares to become 100% foreign owned (by Toga) pursuant to the Phase 2 Stock Purchase Agreement.

(vi) The planned transfer of ownership and control in the Corporation, as contemplated in this Agreement and in the Phase 2 Stock Purchase Agreement, can be completed without material issues, costs, or other approvals not previously disclosed to Toga during due diligence.

(c) Sellers have all requisite power and authority to execute and deliver this Agreement, to carry out his obligations hereunder, and to consummate the transactions contemplated hereby. Sellers have obtained all necessary approvals for the execution and delivery of this Agreement, the performance of his obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Sellers and (assuming due authorization, execution and delivery by Buyers) constitutes Sellers’ legal, valid and binding obligation, enforceable against Sellers in accordance with its terms.

(d) The Stock is owned of record and beneficially by the Sellers, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (“Encumbrances”). Upon consummation of the transactions contemplated by this Agreement, Buyers shall own the Stock, free and clear of all Encumbrances.

(e) The execution, delivery and performance by Sellers of this Agreement do not conflict with, violate or result in the breach of, or create any Encumbrance on the Stock pursuant to any agreement, instrument, order, judgment, decree, law or governmental regulation to which Sellers is a party or is subject or by which the Stock is bound.

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(f) None of the Insiders are a party to any transaction with the Corporation, or relating to the Corporation, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any such Insiders.

(g) All Stock of the Corporation has been, or will be at Closing, duly authorized by all necessary corporate action, and, when paid for in accordance with the terms hereof, 100% of the Stock of the Corporation shall be validly issued and outstanding, fully paid and nonassessable, and the Buyers shall be entitled to all rights accorded to a holder of ordinary shares of the Corporation.

(h) The Stock, which is 5,000,000 ordinary shares as of the Closing, represents 100% of the issued and outstanding securities of the Corporation and there are no other securities of any kind or nature (whether they be shares, warrants, options, convertible securities, or otherwise) issued or outstanding as of the Closing.

(i) All due diligence documents and information provided to the Buyers in connection with the Corporation and this Agreement are true and correct in all material respects.

(j) All requisite governmental, administrative or other third-party consents or approvals required by or with respect to Sellers in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been obtained.

(k) There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Sellers, threatened against or by Sellers that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(l) No broker, finder, investment banker, or other third-party is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Sellers.

(m) No taxes are due to any governmental authority in connection with the transactions contemplated by this Agreement. The Corporation has paid all taxes and fees applicable to it due to any governmental authority prior to the Closing.

(n) The Corporation has, or shall have as of the Closing, all right, title and interest in and to, and control over, that certain domain name “Eostre.biz” free and clear of all Encumbrances.

(o) No representation or warranty by the Sellers in this Agreement and no statement contained in any other document furnished or to be furnished to the Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

5. Bring Down of Representations and Warranties. The Sellers hereby agrees that the representations and warranties of Sellers set forth above shall be true and correct as of Closing date and as of the transfer of the Stock from Sellers to Buyer as though then made and as though such date was substituted for the date of this Agreement throughout such representations and warranties.

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6. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

(a) Buyer has all requisite power and authority to execute and deliver this Agreement, to carry out his obligations hereunder, and to consummate the transactions contemplated hereby. Buyer has obtained all necessary approvals for the execution and delivery of this Agreement, the performance of his obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and (assuming due authorization, execution and delivery by Sellers) constitutes Buyer’s legal, valid and binding obligation, enforceable against Buyer in accordance with its terms.

(b) No governmental, administrative or other third party consents or approvals are required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(c) There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Buyer, threatened against or by Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(d) No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

(e) Buyer has not, directly or indirectly, paid or given any commission or other remuneration in connection with the purchase of the Stock. Buyer has not received any public media advertisements and has not been solicited by any form of mass mailing solicitation.

7. No Issuances Without Consent of Toga. Except for the Stock being issued and sold pursuant to this Agreement, the Corporation shall not issue or sell any securities of any kind or nature (whether they be shares, warrants, options and convertible securities, or otherwise) without the prior written consent of Toga (or its designee(s) on the Corporation’s board of directors).

8. Further Assurances. At any time and from time to time after the Closing date, at Buyer’s request and without further consideration, Seller shall promptly execute and deliver all such further agreements, certificates, instruments and documents, or perform such further actions, as Buyer may request, in order to fully consummate the transactions contemplated hereby regarding the sale of the Stock and carry out the purposes and intent of this Agreement.

9. Entire Agreement. The Transaction Documents (as such term is defined in the Stack Purchase Agreement) constitute the entire agreement between the parties with respect to the subject matter hereof and it may not be terminated, modified or amended except in a writing executed by each of the parties hereto. The Transaction Documents supersede all prior agreements and undertakings between the parties (whether oral or written) with respect to its subject matter.

10. Parties in Interest. This Agreement is binding upon, inures to the benefit of, and is enforceable by the parties hereto, and their respective successors, agents and assigns. No party hereto may assign its rights or delegate its obligations hereunder, without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

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11. Notices. All notices, claims, demands or other communications hereunder or in connection with the transaction contemplated hereby will be in writing and will be deemed to have been duly given if hand delivered, or mailed by registered or certified mail, postage prepaid, return receipt requested, or delivered by a nationally recognized overnight courier or delivery service, expenses prepaid, or sent by facsimile or e-mail to the addresses set forth below each parties signatures, or such other address, facsimile or e-mail as the person or entity to whom notice is to be given may have previously furnished to the other party in writing in the manner set forth above. All notices will be deemed received on the date of delivery, or if mailed, on the date appearing on the return receipt therefore.

12. Miscellaneous.

(a) This Agreement may be executed in two or more counterparts, including by facsimile or electronic transmission, each of which shall be deemed an original, and all of which together shall constitute one and the same document.

(b) The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall be ineffective only to the extent of such invalidity, illegality or unenforceability without in any way affecting the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

(d) This Agreement shall be governed by the substantive laws (without reference to choice of laws rules) of the State of California, and the parties irrevocably agree that the courts located in Los Angeles shall have exclusive jurisdiction in respect to any dispute, suit, action, arbitration or proceedings which may arise out of or in connection with this Agreement.

(e) No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, or any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

(f) The parties hereto affirm that each had an adequate opportunity to consult with independent legal counsel regarding this Agreement prior to its execution. To the extent either party hereto has not consulted with independent legal counsel, the parties hereby expressly and voluntarily waive the opportunity to consult with independent legal counsel before entering into this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SELLER:

/s/ Ahmad Hizar Bin Zainol Abidin
Ahmad Hizar Bin Zainol Abidin

Address for Notices:

Tel: __________________________________
E-mail:
ID #:

/s/ Toh Kok Soon
Toh Kok Soon

Address for Notices:

Tel: ___________________________________
E-mail: _________________________________
ID #: __________________________________

/s/ Lim Jun Hao
Lim Jun Hao

Address for Notices:

Tel: __________________________________
E-mail: ________________________________
ID #: _________________________________

BUYER:

TOGA LIMITED:

/s/ Alexander D. Henderson
By: Alexander D. Henderson
Title: Chief Financial Officer

Address for Notices:

Tel: __________________________________
E-mail: ________________________________

[Signature page to Stock Purchase Agreement]